Common Stock (Nasdaq: STRR):
Stock Price [1]: $0.86
15.8 million shares outstanding [2]
[1] 5/31/24 closing price. [2] 5/15/24 share count.

Star Equity Holdings
June 2024

Series A Preferred Stock (Nasdaq: STRRP):
Stock Price [1]: $9.41
1.92 million shares outstanding [2]
10% annual cash dividend
[1] 5/31/24 closing price. [2] 5/15/24 share count.

A Diversified Holding Company with Two Divisions

Building Solutions Division

KBS Builders Inc.

South Paris, ME
- Designs and manufactures modular structures for commercial and residential projects.

EdgeBuilder / Glenbrook — *Recently added* ***Big Lake Lumber***

Minneapolis-St Paul Area
- Designs and manufactures wood wall panels and permanent wood foundations.
- Distributes building materials and operates two lumber yards and showrooms.

Recently added **Timber Technologies**

Colfax, WI
- Designs and manufactures engineered wood products: glue-laminated timber ("glulam") columns, beams, and trusses.

Investments Division

Real Estate
- Owns, manages, and finances operating company real estate assets.
- Negotiates standalone financing to optimize financial leverage and cost of capital.

Private Investments (TTg)
- Holds private company debt and minority equity interests.
- Makes strategic investments in potential acquisition targets or JV partners.

Public Investments (Star Equity Fund, LP)
- Star Equity Fund is a portfolio of public equities managed by STRR.
- Makes strategic investments in undervalued public companies, and potential acquisition targets or JV partners.



EBGL
TT
KBS
Star Equity Holdings
Star Equity Fund, LP
TTg
Digirad
Company HQ
Operating Businesses
Real Estate / Factories
Showrooms
Private Investments
Public Investments

Real Estate Portfolio

3 Facilities with a total value of $7.5M [1]


South Paris, Maine
KBS - 85,000 sq ft


Big Lake, Minnesota
Lumber Yard - 20,000 sq ft


Oxford, Maine
Idle - 90,000 sq ft

Purchase of 4th facility expected to close in June [2]
Colfax, Wisconsin
TT - 69,000 sq ft

[1] See STRR's June 2024 deck - slide 27 for further detail. [2] Purchase agreement in place; expected to close June 2024.

Differentiated Corporate Strategy and Structure

1. **Looking for accretive bolt-ons and new verticals**
2. **Able to pursue both private and public acquisition targets, sometimes through activism [1]**
3. **Flexible deal structuring given ability to use mix of cash, debt, common, preferred**
4. **Open-ended investment time horizon allows for flexible holding periods**
5. **Long-term partnership approach rather than short-term transactional mentality**
6. **Star Equity shareholders do not pay any fees and have public market liquidity**

[1] Public activism efforts are not always in pursuit of acquisition.

Consolidated Financial Highlights [1]

Scaling and optimizing operations to achieve sustained profitability



Revenue ($ in millions)
$60.0
$40.0
$20.0
$-
$48.0
$57.1
$45.8
FY 2021(2)
FY 2022(2)
FY 2023



Gross Margin (%)
30%
20%
10%
0%
5.8%
21.6%
26.0%
FY 2021(2)
FY 2022(2)
FY 2023



Net Income ($ in millions)
$0.0
($4.0)
($8.0)
($12.0)
($16.0)
($15.4)
($5.8)
($1.9)
FY 2021
FY 2022
FY 2023



Adj. EBITDA ($ in millions)(3)
$7.0
$5.0
$3.0
$1.0
($1.0)
$6.8
Corp. Costs ($6.9)
($0.1)
$5.4
Corp. Costs ($5.6)
($0.2)
FY 2022
FY 2023
Operating Business EBITDA
Adj. EBITDA

Cash	$14.7M	Debt	$1.9M	Investments	$20.3M	Real Estate [4]	$7.5M

(1) Excludes discontinued operations; (2) Pro forma financials as reported on May 10, 2023 8-K; (3) Adjusted EBITDA is a non-GAAP measure - refer to the Investor Presentation filed with the SEC for a reconciliation to net income. (4) Refer to the Investor Presentation filed with the SEC for more information.

Recent Acquisition: Timber Technologies

Added significant scale, more than doubling Building Solutions Net Income & Adj. EBITDA



Total Revenue
(in millions)
$60.0
$40.0
$20.0
$-
$45.8
$18.8 (4)
FY 2023



Net Income
(in millions)
$6.0
$4.0
$2.0
$-
$2.5
$5.3 (4)
FY 2023



Adjusted EBITDA (5)
(in millions)
$6.0
$4.0
$2.0
$-
$4.4
$5.5
FY 2023

■ Star Building Solutions Segment ■ Timber Technologies

(4) Unaudited; (5) Adjusted EBITDA is a non-GAAP number. Refer to the Investor Presentation filed with the SEC for a reconciliation to net income.

Growth Strategy

Using a multi-pronged approach

Building Solutions Division

- ✓ Increase KBS's manufacturing capacity & output by expanding South Paris, ME plant
- ✓ Explore opportunities to re-open Oxford, ME plant
- ✓ Expand presence in each of KBS and EBGL's markets by increasing output and adding new products and services

Long-term goals:

- ✓ **KBS**: mid-teens annual rev. growth ➡ (CAGR 2019 - 2023 = 17.2%)
- ✓ **EBGL**: high single-digit annual rev. growth ➡ (CAGR 2019 - 2023 = 5.6%)
- ✓ **TT**: high single-digit annual rev. growth

Division-wide: 10%+ annual rev. growth with gross margins above 25%

Investments Division

- ✓ Create value across portfolio of public and private investments
- ✓ Pursue sale-leaseback and other financings to unlock latent value in real estate portfolio

M&A - Seeking attractive acquisition opportunities to:

- ✓ Expand existing business divisions through bolt-on acquisitions
- ✓ Establish new business divisions

Acquisition Criteria

- ✓ Businesses with growth potential and strong local operating management teams
- ✓ Existing assets and earnings (no start-ups or venture capital-type situations)
- ✓ Expected target size of $5-50M
  - Businesses that are more valuable inside our holding company structure
- ✓ Bolt-ons for existing platform businesses or new verticals for Star
  - Acquisitions can establish new divisions

Acquisition Objectives

- ✓ Local operating management teams freed up to maximize operations and pursue growth opportunities due to Star corporate staff handling corporate functions
- ✓ Improve access to capital and lower the cost of capital
- ✓ Support bolt-on acquisition diligence and execution
- ✓ Improve operating and financial performance
- ✓ Achieve cost synergies through reducing SG&A and/or public company costs
  - Share certain corporate functions to reduce corporate overhead